Exhibit 10.25

CONFIDENTIALITY, NON-COMPETE AND

ASSIGNMENT OF INVENTIONS AGREEMENT

This CONFIDENTIALITY, NON-COMPETE AND ASSIGNMENT OF INVENTIONS AGREEMENT (“Agreement’’) is dated as of the ____ day of __________, 20__, by and between __________ (the “Employee”) and Vapotherm, Inc., a Maryland corporation.

In exchange for being retained as a Employee to perform services for the Company (hereinafter referred to as the “engagement”) by Vapotherm, Inc. (the “Company”). Employee hereby agrees effective as of _________, ____ as follows:

1. Assignment of Inventions. Without further compensation, Employee hereby agrees promptly to disclose to the Company, and Employee hereby assigns and agrees to assign to the Company or its designee, Employee’s entire right, title, and interest in and to all Inventions (as defined herein) which: (a) pertain to any line of business activity of the Company, (b) are aided by the use of time, equipment, supplies, materials, facilities, services, or trade secrets of the Company, or (c) relate to any of Employee’s work during engagement. Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that Employee now or hereafter may have for infringement for any Inventions so assigned to the Company. If in the course of engagement, Employee uses in or incorporates into or permits the Company to use in or incorporate into a released or unreleased Company product, program, process, or machine, an invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have an exclusive royalty-free, irrevocable, worldwide license to make, have made, use, and sell that invention without restriction as to the extent of Employee’s ownership or interest. No rights are hereby conveyed in Inventions, if any, made by Employee prior to engagement which are identified on Schedule A hereto or in Inventions to which the Company enjoys no claim under applicable law.

2. Obtaining and Enforcing Inventions. Employee agrees to perform, at Company expense, during and after engagement, all acts deemed necessary or desirable by the Company to permit and assist Company, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company. If Employee does not cooperate fully in signing documents, Employee hereby authorizes Company to execute on Employee’s behalf as Employee’s attorney in fact for the limited purpose of perfecting Company’s rights in such Inventions, as if Employee had signed the same myself, any and all documents which are reasonably necessary to perfect Company’s rights in such Inventions.

3. Additional Covenants of Employee: Employee agrees as follows:

(a) Non-Disclosure. To hold in confidence and not directly or indirectly to use or disclose, either during or after termination of engagement, any Confidential Information (as defined herein) Employee obtains or creates during engagement, except to the extent authorized by the Company. Employee further agrees to not disclose any Confidential Information to anyone inside the Company except on a “need-to-know” basis. Employee agrees not to make copies of such Confidential Information except as authorized by the Company. Upon termination of engagement or upon an earlier request of the Company, Employee will return or deliver to the Company all tangible forms of such Confidential Information in Employee’s possession or control.

(b) Non-Solicitation of Employees. That during the period of engagement and for a period of one year thereafter, Employee will not solicit or encourage any employee of the Company to terminate his or her employment with the Company or to accept employment with any subsequent employer with whom Employee is affiliated in any way.

(c) Non-Competition. That during the period of engagement and for a period of one year thereafter, Employee will not accept another engagement or engage in activities directly or indirectly competitive with products (including actual or demonstrably anticipated research or development) on which Employee worked or about which Employee learned proprietary or confidential or trade secret information during engagement. Employee shall not use at any time during the period of engagement or for any time afterwards, any proprietary or confidential or trade secret information which Employee learned during engagement, in a manner which would be injurious to Company.

4. Inventions and Confidential Information. As used in this Agreement, the term “Inventions” includes, without limitation, electronic designs, hardware and software creations, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, concepts, techniques, methods, systems, designs, circuits, cost data, computer programs, development or experimental work, work in progress, ideas and copyrightable or patentable works, including all rights to obtain, register, perfect and enforce these proprietary interests. The term “Confidential Information” means (a) information pertaining to any aspect of the Company’s business which is not known by actual or potential competitors of the Company or (b) proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise, which the Company (or its suppliers or vendors) takes reasonable measures to protect against unauthorized disclosure to or use by third parties, including, without limitation, technical, financial, marketing, manufacturing, or distribution information, customer or client lists and names; addresses and phone numbers of Company’s customers, clients, and employees; or other technical or business information or trade secrets of the Company.

5. Equitable Relief. Employee acknowledges that any violation of this Agreement by Employee will cause irreparable injury to the Company, and the Company shall be entitled to extraordinary relief in court. Employee agrees that if court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation.

6. Modifications. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

7. No Waiver. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

8. Validity. In the event that any provision hereof would, under applicable law, be invalid or unenforceable, such provision shall, to the extent permitted under applicable law, be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable law. The provisions of this Agreement are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

9. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company. The Company may assign its rights under this Agreement in connection with any sale, transfer of other disposition of all or a substantial portion of the stock or assets of the Company. Employee may not assign Employee’s duties or obligations hereunder.

10. Miscellaneous. This Agreement and the rights and obligations of the parties relating to the subject matter of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the principles of conflicts of laws thereof. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement. The descriptive headings herein are inserted for convenience of reference only.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date and year first above written.

Vapotherm, Inc.

By:
Name:
Title: President

EMPLOYEE

[Name]

EMPLOYEE HEREBY CERTIFIES AND ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT EMPLOYEE UNDERSTANDS AND WILL FULLY AND FAITHFULLY COMPLIES WITH SUCH PROVISIONS.

EMPLOYEE

[Name]

Schedule A

The following “Inventions,’’ as that term is defined in the Agreement to which this Attachment affixed, if any, are claimed by Employee: